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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  Florida                             59-3422536

(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                               360 Central Avenue
                         St. Petersburg, Florida 33701

                    (Address of principal executive offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-57747



         Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value



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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 25, 1998 under Commission File No. 333-57747 (as amended from time to time, the "Registration Statement"), and as such section may be amended at the time the Registration Statement is declared effective. The form of the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Item 2.  Exhibits

         The following exhibits are filed as part of this registration statement:

         2(a) Amendment No. 2 to the Registration Statement, as filed with the Securities and Exchange Commission on December 21, 1998 (Reg. No. 333-57747) (incorporated by reference).

         2(b)     Amended and Restated Articles of Incorporation.(1)

         2(c)     Amended and Restated Bylaws.(2)

         2(d) Copy of form of stock certificate for the Registrant's Common Stock.(3)


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        (1) Incorporated herein by reference to Exhibit 3.1 to the Registrant's
Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on June 25, 1998.

        (2) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on June 25, 1998.

        (3) Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on December 21, 1998.



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                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   INSURANCE MANAGEMENT SOLUTIONS
                                   GROUP, INC.
                                   (Registrant)



                                   By:  /s/  Kelly K. King
                                       ---------------------------------------
                                          Kelly K. King
                                          Vice President, Secretary,
                                          Treasurer and Chief Financial Officer


Dated: January 15, 1999





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                                 EXHIBIT INDEX



2(a) Amendment No. 2 to the Registration Statement, as filed with the Securities and Exchange Commission on December 21, 1998 (Reg. No. 333-57747) (incorporated by reference).

2(b)   Amended and Restated Articles of Incorporation.(1)

2(c)   Amended and Restated Bylaws.(2)

2(d)   Copy of form of stock certificate for the Registrant's Common Stock.(3)

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        (1) Incorporated herein by reference to Exhibit 3.1 to the Registrant's
Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on June 25, 1998.

        (2) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on June 25, 1998.

        (3) Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-57747) filed with the Securities and Exchange Commission on December 21, 1998.





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